Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of February 14, 2023.

Michael Jay Sacks

/s/ Michael Jay Sacks

Grosvenor Holdings, L.L.C.

By:	/s/ Michael Jay Sacks
Name:	Michael Jay Sacks
Title:	Managing Member

Grosvenor Holdings II, L.L.C.

By:	/s/ Michael Jay Sacks
Name:	Michael Jay Sacks
Title:	Managing Member

GCM Grosvenor Management, LLC

By:	/s/ Michael Jay Sacks
Name:	Michael Jay Sacks
Title:	Managing Member

GCM Progress LLC

By: Grosvenor Holdings, L.L.C., its sole member

By:	/s/ Michael Jay Sacks
Name:	Michael Jay Sacks
Title:	Managing Member

GCM Progress Subsidiary LLC

By: GCM Progress LLC, its sole member

By: Grosvenor Holdings, L.L.C., its sole member

By:	/s/ Michael Jay Sacks
Name:	Michael Jay Sacks
Title:	Managing Member